UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

COLLEGE TONIGHT, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-26599	26-2983120
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

6380 Wilshire Boulevard, Suite 1020

Los Angeles, California 90048

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (323) 966-5830

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

Item 9.01  Financial Statements and Exhibits.

Item 1.01.  Entry into a Material Definitive Agreement.

On April 23, 2008, College Tonight, Inc. (the “Company”) entered into a one year agreement with Blue-Eyed Girl, Inc. on behalf of Lauren Conrad.  Ms. Conrad, star of the MTV series, “The Hills” and an emerging talent in the world of fashion design, has agreed to provide endorsements of the Company’s website and related services (the “Agreement”).

Pursuant to the Agreement, the Company agreed to issue Blue-Eyed Girl 250,000 shares of its common stock as partial consideration for Ms. Conrad’s agreement to make various promotional appearances and to authorize the Company to use her endorsement for the purpose of promoting and publicizing the Company’s website and services.  Blue-Eyed Girl will be eligible to receive additional consideration, a portion of which will consist of additional shares of common stock, if the Company’s website achieves certain amounts of new registered users. Blue-Eyed Girl will own less than 1% of the Company’s outstanding common shares if the Company’s website achieves all of the Agreement’s growth milestones.  The shares of common stock to be issued by the Company pursuant to the Agreement, as well as any additional shares for which Blue-Eyed Girl may be eligible to receive in accordance with the Agreement, are exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirer is believed by the Company to be an accredited investor or otherwise provided with access to material information concerning the Company.

Item 8.01.  Other Events.

On April 24, 2008, College Tonight and Lauren Conrad issued a joint press release announcing that they had entered into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGE TONIGHT, INC.

By:	/s/ Zachary R. Suchin
Zachary R. Suchin
President and Chief Executive Officer
(Principal Executive Officer)

Dated: April 29, 2008

COLLEGE TONIGHT, INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 24, 2008